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                                                                   Exhibit 10.18

                           STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement (the "Agreement") is made and entered into as of the 1st day of August, 1999 (the "Effective Date"), by and among Accredited Home Lenders, Inc., a California corporation (the "Company"),
James A. Konrath, the Chief Executive Officer, a director and the Chairman of the Board of the Company, and Ray W. McKewon, a director and the Executive
Vice President and Secretary of the Company (Messrs. Konrath and McKewon are referred to herein individually as "Shareholder" and collectively as "Shareholders").


                                    RECITALS
                                    --------

     A. Each Shareholder is the owner of over 2,000,000 shares of the common stock of the Company (the "Shares").

     B. Shareholders acknowledge the importance of attracting and retaining key employees such as the Company's President and Chief Operations Officer, Joseph J. Lydon, in order to enhance the value of the Shareholders' Shares.

     C. As part of a compensation package designed to retain the services of Mr. Lydon, the Company has agreed to grant to Mr. Lydon incentive stock options (each, an "Option") to acquire 375,000 Shares at an exercise price of $1.50 per Share and otherwise on similar terms and conditions as all other incentive stock options previously granted by the Company (the "375,000 Grant"); provided that Shareholders enter into this Agreement with the Company setting forth the terms and conditions by which Shares owned by Shareholders shall be redeemed by the Company upon Mr. Lydon's exercise of options granted pursuant to the 375,000 Grant.


                                    AGREEMENT
                                    ---------

     1. Mandatory Redemption of Stock. On the terms and subject to the conditions contained in this Agreement, Shareholders and the Company agree that the Company shall redeem from Shareholders a number of the Shares equal to the number of Shares of the Company for which Options have been validly exercised and certificates issued pursuant to the 375,000 Grant, provided that the aggregate number of shares redeemed by the Company from Shareholders shall not exceed 200,000.

     2. Date of Redemptions. The term of the Company's right and obligation to redeem Shares owned by Shareholders under this Agreement shall be concurrent with the term of the 375,000 Grant, and this Agreement shall terminate and be of no further force and effect at such time when no Incentive Stock Options under the 375,000 Grant are outstanding or exercisable or the 375,000 Grant has expired or been terminated. On any date that Mr. Lydon exercises one or more Options to purchase Shares under the terms of the 375,000 Grant, the Company shall be obligated to purchase the same number of

Shares from Shareholders as hereafter provided, and Shareholders shall be obligated to sell such Shares to the Company.

     3. Exercise. The Company shall exercise its right and obligation to redeem the Shares owned by Shareholders by providing written notice to Shareholders (the "Redemption Notice") which includes the following: (1) the number of Shares subject to the 375,000 Grant for which Mr. Lydon exercised one or more Options, and (2) the exercise price therefor paid by Mr. Lydon to the Company.

     4. Redemption. The number of Shares of each Shareholder which shall be redeemed at any time pursuant to this Agreement shall be one-half (1/2) the number of Shares issued to Mr. Lydon upon the exercise of Options pursuant to the 375,000 Grant, up to a maximum of 100,000 shares per Shareholder.

     5. Closing. The closing ("Closing") of any Share redemption shall take place at the offices of the Company no later than five (5) days after the Redemption Notice is sent to Shareholders. At any Closing, each Shareholder shall endorse and deliver to the Company one-half (1/2) of the Shares specified in the Redemption Notice. The certificates representing such Shares shall be canceled by the Company, and a new certificate shall be issued to each Shareholder representing the balance of Shares owned.

     6. Redemption Price. In consideration of the sale and delivery of the Shares to the Company at any Closing, the Company shall pay to each Shareholder the product of the number of Shares redeemed from Shareholder multiplied by the exercise price of the Shares purchased by Mr. Lydon. Except as provided in
Section 9, the redemption price shall be paid in cash or immediately available funds at each Closing.

     7. Representations and Warranties of Shareholder. For the purposes of inducing the Company to enter into this Agreement, each Shareholder represents and warrants to the Company as of the Effective Date and as of each Closing, that:

          a. Shareholder owns his Shares free and clear of all liabilities, liens, encumbrances, pledges, trusts, options, covenants, restrictions and reservations;

          b. So long as all Options granted pursuant to the 375,000 Grant have not been exercised or terminated, Shareholder shall own a sufficient number of Shares necessary to satisfy his obligations under this Agreement;

          c. Shareholder has full legal right, power and authority to enter into this Agreement and transfer the Shares to the Company in accordance with the terms of this Agreement;

          d. Shareholder shall cause the Company to endorse a stock certificate evidencing 100,000 of Shareholder's Shares with the following legend:


                                       2

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               THE OWNERSHIP, TRANSFER, ENCUMBRANCE, PLEDGE, ASSIGNMENT, OR
               OTHER DISPOSITION OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED THEREBY, ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCK REDEMPTION AGREEMENT DATED AUGUST 1, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY. TRANSFER OF SAID SHARES CANNOT BE MADE EXCEPT UPON COMPLIANCE WITH SUCH PROVISIONS, OF WHICH NOTICE IS HEREBY GIVEN. THE COMPANY WILL MAIL TO ANY PERSON AFFECTED BY SAID AGREEMENT A COPY THEREOF, WITHOUT CHARGE, WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

     8. Adjustment to Shares. The aggregate numbers of Shares subject to this Agreement shall be automatically adjusted, without further action by the Company or Shareholders, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of Shares issued and outstanding at any time.

     9. Prohibition on Payment of Redemption Price. If the funds of the Company legally available for redemption of the Shares on the relevant Closing date are insufficient to redeem the total number of Shares to be redeemed on such date, the Company shall use those funds which are legally available to redeem in cash the maximum possible number of such Shares, divided equally between Shareholders. The additional Shares of Shareholders which may not then be paid for by the Company shall nevertheless be transferred legally and validly by Shareholders to the Company. At any time thereafter when additional funds of the Company are legally available for the payment of the Shares for which payment has not been made by the Company to Shareholders, such funds will immediately be used to pay the balance (or the maximum portion thereof which may then be legally paid, divided equally between Shareholders) of the redemption price for such Shares. Any unpaid redemption price hereunder shall bear interest at the annualized rate of 10%. Such interest shall be paid on each six-month anniversary following the first applicable Closing date that the entire redemption price could not be paid and each subsequent six-month anniversary date until the overdue redemption price is made in full.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings and agreements between the parties. No claim of waiver, modification, or consent to the provisions of this Agreement shall be made against any party, except on the basis of a written instrument executed by and on behalf of all parties, except as set forth herein. The waiver by one party of the performance of any covenant, condition, or promise shall not invalidate this Agreement, nor shall it be


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

considered to be a waiver of any other covenant, condition or promise. The waiver by any or all parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

     11. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of California.

     12. Attorneys' Fees. If any party employs legal counsel to enforce or bring an action against another party by reason of the breach of any covenant, provision or condition of this Agreement, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party its attorney fees in a reasonable amount, which shall be payable whether or not any action is prosecuted to judgment.

     13. Notices. All notices, requests, and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been given when received by a party at 15030 Avenue of Science, Suite 100, San Diego, CA 92128, or at such other address as to which a party may give notice pursuant to this provision.

     14. Further Assurances. Each party agrees to do all acts and things and to deliver such written instruments that shall be reasonably necessary to carry out the terms of this Agreement.

     15. Third Parties. This Agreement shall inure to the benefit of the Company and Shareholders. Nothing in this Agreement, express or implied, shall be construed as giving any person or entity other than the parties to this Agreement any right, benefit, remedy, or claim under or in respect to this Agreement or any provision.

     16. Successors. This Agreement shall be binding upon Shareholders and the Company and their respective successors and assigns.

     17. Amendments. This Agreement may be amended or terminated only with the written consent of the Company and Shareholders.

     18. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                            [Signature Page Follows]


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                                   Exhibit B
                                   ---------


                 [Signature Page to Stock Redemption Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ACCREDITED HOME LENDERS, INC.



                                        By: /s/ James A. Konrath
                                            -------------------------------
                                                James A. Konrath
                                                Chief Executive Officer


                                            /s/ James A. Konrath
                                            -------------------------------
                                                JAMES A. KONRATH


                                            /s/ Ray W. McKewon
                                            -------------------------------
                                                RAY W. McKEWON



                              CONSENTS OF SPOUSES
                              -------------------


     I am the spouse of James A. Konrath. On behalf of myself, my heirs and legatees, I consent to the terms of the Stock Redemption Agreement signed by my spouse and agree to the redemption of the Shares (as defined in the Stock Redemption Agreement) registered in the name of my spouse or otherwise registered upon the terms referenced in the Stock Redemption Agreement.

Dated as of August 1, 1999

                                            /s/ Joanne B. Konrath
                                            -------------------------------
                                                JOANNE B. KONRATH



     I am the spouse of Ray W. McKewon. On behalf of myself, my heirs and legatees, I consent to the terms of the Stock Redemption Agreement signed by my spouse and agree to the redemption of the Shares (as defined in the Stock Redemption Agreement) registered in the name of my spouse or otherwise registered upon the terms referenced in the Stock Redemption Agreement.

Dated as of August 1, 1999

                                            /s/ Suzanne McKewon
                                            -------------------------------
                                                SUZANNE McKEWON


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